                                                                    EXHIBIT 3.20

                                     BYLAWS

                                       OF

                          AHS NEW MEXICO HOLDINGS, INC.

                                 APRIL 24, 2002

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                                TABLE OF CONTENTS
                                       TO
                                     BYLAWS
                                       OF
                          AHS NEW MEXICO HOLDINGS, INC.

1.       Registered and Other Offices ..........................................      1
         1.1      Registered Office ............................................      1
         1.2      Other Offices ................................................      1

2.       Shareholders ..........................................................      1
         2.1      Annual Meeting ...............................................      1
         2.2      Special Meeting ..............................................      1
         2.3      Place of Meeting .............................................      1
         2.4      Notice of Meetings and Adjourned Meetings ....................      1
         2.5      Shareholders' List ...........................................      1
         2.6      Quorum and Adjournment .......................................      2
         2.7      Voting .......................................................      2
         2.8      Proxies ......................................................      2
         2.9      Action of Shareholders Without a Meeting .....................      2

3.       Directors .............................................................      2
         3.1      Number of Directors ..........................................      2
         3.2      Election of Directors ........................................      3
         3.3      Term .........................................................      3
         3.4      Removal ......................................................      3
         3.5      Vacancies ....................................................      3
         3.6      Annual Meeting ...............................................      3
         3.7      Regular Meetings .............................................      3
         3.8      Special Meetings .............................................      3
         3.9      Quorum .......................................................      4
         3.10     Telephone Communications .....................................      4
         3.11     Action of Directors Without a Meeting ........................      4
         3.12     Compensation .................................................      4
         3.13     Committees ...................................................      4

4.       Officers ..............................................................      4
         4.1      Officers .....................................................      4
         4.2      Appointment of Officers ......................................      4
         4.3      No Contract Rights as Officer ................................      5
         4.4      Resignation ..................................................      5
         4.5      Removal ......................................................      5
         4.6      Vacancy ......................................................      5
         4.7      Chairman of the Board ........................................      5

                                       -i-

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
         4.8      President ....................................................      5
         4.9      Vice President ...............................................      5
         4.10     Treasurer ....................................................      5
         4.11     Secretary ....................................................      6
         4.12     Assistant Treasurers and Assistant Secretaries ...............      6
         4.13     Powers and Duties ............................................      6
         4.14     Compensation .................................................      6

5.       Notices ...............................................................      6
         5.1      Notices ......................................................      6
         5.2      Waiver of Notice .............................................      7

6.       Loans, Checks And Deposits ............................................      7
         6.1      General ......................................................      7
         6.2      Loans and Evidences of Indebtedness ..........................      7
         6.3      Banking ......................................................      7
         6.4      Securities Held By The Corporation ...........................      8

7.       Stock Certificates ....................................................      8
         7.1      Stock Certificates ...........................................      8
         7.2      Lost, Stolen or Destroyed Certificates .......................      8
         7.3      Record Date for Dividend .....................................      8
         7.4      Protection of Corporation ....................................      8

8.       Emergency Regulations .................................................      8

9.       Indemnification .......................................................      9

         9.1      Right to Indemnification .....................................      9
         9.2      Procedure for Indemnification ................................      9
         9.3      Advances for Expenses ........................................      9
         9.4      Other Rights; Continuation of Right to Indemnification .......     10
         9.5      Insurance ....................................................     10

10.      Miscellaneous .........................................................     10
         10.1     Amendments ...................................................     10
         10.2     Fiscal Year ..................................................     10
         10.3     Seal .........................................................     10
         10.4     Construction .................................................     11
         10.5     Headings .....................................................     11
         10.6     Severability of Provisions ...................................     11

                                     BYLAWS
                                       OF
                          AHS NEW MEXICO HOLDINGS, INC.

         1.       REGISTERED AND OTHER OFFICES.

                  1.1 REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Santa Fe, County of Santa Fe, State of New Mexico.

                  1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of New Mexico as the Board of Directors of the Corporation ("Board") may from time to time determine or the business of the Corporation may require.

         2.       SHAREHOLDERS.

                  2.1 ANNUAL MEETING. The annual meeting of the shareholders of the Corporation, for the election of directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such time, at such place and on such date as may be designated by the Board. In the event the annual meeting is not held or if directors are not elected at the annual meeting, a special meeting may be called and held for that purpose.

                  2.2 SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Board or the Chairman.

                  2.3 PLACE OF MEETING. All meetings of the shareholders for the election of directors shall be held at such place either within or without the State of New Mexico as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place either within or without the State of New Mexico as shall be stated in the notice of such meeting.

                  2.4 NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not fewer than 10 nor more than 60 days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the shareholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  2.5 SHAREHOLDERS' LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

                  2.6 QUORUM AND ADJOURNMENT. At any meeting of shareholders, the holders of a majority of the issued and outstanding shares of stock entitled to vote present in person or represented by proxy shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or a majority of the shareholders who are entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

                  2.7 VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the New Mexico Business Corporation Act or of the Articles of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. At each meeting of the shareholders, each shareholder shall, unless otherwise provided by the Articles of Incorporation, be entitled to one vote in person or by proxy for each share of stock held by the shareholder which has voting power upon the matter in question.

                  2.8 PROXIES. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

                  2.9 ACTION OF SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, whether by any provision of the New Mexico Business Corporation Act or of the Articles of Incorporation or these Bylaws or otherwise, such corporate action may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent has the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the commission under the New Mexico Business Corporation Act..

         3.       DIRECTORS.

                  3.1 NUMBER OF DIRECTORS. The business affairs of the Corporation shall be managed by its Board. The number of directors which shall constitute the whole Board shall be as fixed by resolution of the Board from time to time, except as otherwise provided by the Articles of Incorporation.

                  3.2 ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose; provided, that if the Corporation has no shareholders, directors may be appointed by the incorporators. At any meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected.

                  3.3 TERM. Each director shall hold office until the next annual meeting of the shareholders and until the director's successor has been elected and qualified or until the director's earlier resignation, removal from office, or death.

                  3.4 REMOVAL. Any director or the entire Board may be removed, with or without cause, at any time, by the holders of a majority of the shares then entitled to vote at an election of directors at a special meeting of the shareholders called for the purpose.

                  3.5 VACANCIES. Any vacancy occurring on the Board for any reason, including, but not limited to, the resignation, removal, or death of a director, or an increase in the number of authorized directors, may be filled by a majority of the directors then in office, although less than a quorum.

                  3.6 ANNUAL MEETING. After each annual election of directors, on the same day, the Board may meet for the purpose of organization, the appointment of officers and the transaction of such other business at the place where the annual meeting of the shareholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.

                  3.7 REGULAR MEETINGS. Regular meetings of the Board may be held at such places either within or without the State of New Mexico and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

                  3.8 SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman, the President, or a majority of the directors. Notice of each such meeting shall be given to each director, at least two days before the day on which the meeting is to be held, in accordance with
Section 5. Each such notice shall state the time and place either within or without the State of New Mexico of the meeting but need not state the purpose thereof, except as otherwise provided by the New Mexico Business Corporation Act or by these Bylaws. Notice of any meeting of the Board need not be given to any director who is present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors then in office are present at the meeting unless a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  3.9 QUORUM. Except as otherwise provided by the New Mexico Business Corporation Act or by the Articles of Incorporation, a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any other action.

                  3.10 TELEPHONE COMMUNICATIONS. Members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                  3.11 ACTION OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or such committee.

                  3.12 COMPENSATION. By resolution of the Board, each director may be paid the director's expenses, if any, of attendance at each meeting of the Board and may be paid a stated annual stipend as director or a fixed sum for attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  3.13 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not prohibited by the New Mexico Business Corporation Act, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         4.       OFFICERS.

                  4.1 OFFICERS. The Corporation may have such officers as the Board may determine from time to time, including a Chairman ("Chairman"), President, one or more Vice Presidents, a Secretary, a Treasurer, and, an Assistant Secretary and an Assistant Treasurer. Any two or more offices may be held by the same person. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the Board.

                  4.2 APPOINTMENT OF OFFICERS. The officers shall be appointed by the Board and each shall hold office at the pleasure of the Board and until such officer's successor shall have been duly appointed and qualified, or until the officer's death, or until the officer shall resign or shall have been removed in the manner hereinafter provided.

                  4.3 NO CONTRACT RIGHTS AS OFFICER. Appointment of an officer shall not in itself create contract rights. The removal or resignation of an officer shall not affect the officer's contract rights, if any, with the Corporation.

                  4.4 RESIGNATION. Any officer may resign at any time by giving written notice of resignation to the Board or to the Chairman. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  4.5 REMOVAL. Any officer may be removed, either with or without cause, by action of the Board.

                  4.6 VACANCY. A vacancy in any office because of death, resignation, removal or any other cause, shall be filled by the Board.

                  4.7 CHAIRMAN OF THE BOARD. If the Board designates a Chairman, the Chairman shall preside at all meetings of the shareholders and of the Board. The Chairman may sign any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chairman shall, in general, perform all duties incident to the office of Chairman and such other duties as may be set forth in the Bylaws or may be prescribed by the Board from time to time.

                  4.8 PRESIDENT. If no Chairman has been appointed or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Board. The President shall sign, with the Secretary, or an Assistant Secretary, certificates for shares of stock of the Corporation and shall perform such other duties as from time to time may be assigned by the Chairman or by the Board.

                  4.9 VICE PRESIDENT. The Vice-President, if such office be determined and filled by the Board, shall have such duties as from time to time may be assigned by the Board or its Chairman or the President. In the absence of the President, or in the event of the President's death, or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), if that office be created and filled, shall perform the duties of the President, and shall sign, with the Secretary, or an Assistant Secretary, certificates for shares of stock of the Corporation.

                  4.10 TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the

Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 6.3; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman or the President or the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board shall determine.

                  4.11 SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board's meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the mailing address of each shareholder; (e) sign with the President or Vice President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties as from time to time may be assigned to the Secretary by the Chairman or the President or by the Board.

                  4.12     ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

                                    (a)      ASSISTANT TREASURER. The Assistant
Treasurer, if that office be created and filled, shall, if required by the Board, give bond for the faithful discharge of such officer's duty in such sum and with such surety as the Board shall determine.

                                    (b)      ASSISTANT SECRETARY. The Assistant
Secretary, if that office be created and filled, and if authorized by the Board, may sign, with the President or Vice President, certificates for shares of the Corporation.

                                    (c)      ADDITIONAL DUTIES. The Assistant
Treasurers and Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, the President or the Board.

                  4.13 POWERS AND DUTIES. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director. The Board may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

                  4.14 COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its shareholders, subsidiaries or affiliated corporations in any capacity, and receiving proper compensation therefor.

         5.       NOTICES.

                  5.1 Notices. Whenever, under the provisions of the New Mexico Business Corporation Act or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, such notice shall be in writing, and shall be hand-delivered or sent by United States mail with postage thereon pre-paid. Notice to any director may be transmitted by telephonic facsimile transmission or sent by a nationally recognized overnight courier service, in each case addressed to the director at the director's address as it appears on the records of the Corporation. Such notice shall be deemed to be given on the date of hand delivery or deposit with the United States mail, or the overnight courier, or on the date of the facsimile transmission. Notice to directors may also be given orally, in person or by telephone, or by telegram or telex, and such notice shall be deemed to be given upon transmission, in the case of a notice by telegram, or upon receipt of the answer back of the telex machine of the receiving party, in the case of a notice by telex.

                  5.2 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the New Mexico Business Corporation Act or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         6.       LOANS, CHECKS AND DEPOSITS.

                  6.1 GENERAL. All checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board, which designation may be general or confined to specific instances.

                  6.2 LOANS AND EVIDENCES OF INDEBTEDNESS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board. Such authorization may be general or confined to specific instances. Loans so authorized by the Board may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize. When so authorized by the Board, any part of or all of the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

                  6.3 BANKING. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may authorize. The Board may make such special rules and regulations with respect to such bank accounts, consistent with the provisions of these Bylaws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board.

                  6.4 SECURITIES HELD BY THE CORPORATION. Unless otherwise provided by resolution adopted by the Board, the Chairman may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

         7.       STOCK CERTIFICATES.

                  7.1 STOCK CERTIFICATES. Every shareholder shall be entitled to have a certificate certifying the number of shares of stock of the Corporation owned by the shareholder, signed by, or in the name of the Corporation by the Chairman and the Secretary or an Assistant Secretary of the Corporation.

                  7.2 LOST, STOLEN OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the shareholder's legal representative, to give the Corporation an indemnity or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  7.3 RECORD DATE FOR DIVIDEND. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining the shareholders for any such purpose shall be at the close of business on the date on which the Board adopts a resolution relating thereto.

                  7.4 PROTECTION OF CORPORATION. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New Mexico.

         8. EMERGENCY REGULATIONS. The Board may adopt, either before or during an emergency, as that term is defined by the New Mexico Business Corporation Act, any emergency regulations permitted by the New Mexico Business Corporation Act which shall be operative only during an emergency. In the event the Board does not adopt any such emergency regulations, the special rules provided in the New Mexico Business Corporation Act shall be applicable during an emergency as therein defined.

         9.       INDEMNIFICATION.

                  9.1 RIGHT TO INDEMNIFICATION. Subject to Section 9.2, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New Mexico Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' and experts' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as in effect from time to time, penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of its Board of Directors, provide indemnification to other employees or agents of the Corporation with the same scope and effect as the indemnification of directors and officers pursuant to this Section 9.

                  9.2 PROCEDURE FOR INDEMNIFICATION. Any indemnification under this Section 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the New Mexico Business Corporation Act, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding ("Disinterested Directors"), or (ii) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel and a written opinion, or (iii) by the shareholders. The majority of Disinterested Directors may, as they deem appropriate, elect to have the Corporation indemnify any other employee, agent or other person acting for or on behalf of the Corporation.

                  9.3 ADVANCES FOR EXPENSES. Costs, charges and expenses (including attorneys' fees and experts' fees) incurred by a director or officer of the Corporation, or such other person acting on behalf of the Corporation as determined in accordance with Section 9.2, in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final

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

disposition of such action, suit or proceeding upon receipt of a undertaking by or on behalf of the director, officer or other person to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the Corporation as authorized in this Section 9 or otherwise.

                  9.4 OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses provided by this Section 9 shall not be deemed exclusive of any other rights to which a claimant may be entitled under any law (common or statutory), bylaw, agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to any action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 9 shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Section 9 is in effect. Any repeal or modification of this Section 9 or any repeal or modification of relevant provisions of the New Mexico Business Corporation Act or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Section 9, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section 9, with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

                  9.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Mexico Business Corporation Act.

         10.      MISCELLANEOUS.

                  10.1 AMENDMENTS. The Board shall have the power and authority to alter, amend or repeal these Bylaws by the vote of a majority of the entire Board, subject always to the power of the shareholders to change or repeal such Bylaws.

                  10.2 FISCAL YEAR. The Board shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

                  10.3 SEAL. The Board may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, New Mexico as the state of incorporation and the word "CORPORATE SEAL."

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

                  10.4 CONSTRUCTION. Unless the context specifically requires otherwise, any reference in these Bylaws to any gender shall include all other genders, any reference to the singular shall include the plural and any reference to the plural shall include the singular.

                  10.5 HEADINGS. The headings in these Bylaws are included for purposes of convenience only and shall not be considered a part of these Bylaws in construing or interpreting any provision hereof.

                  10.6 SEVERABILITY OF PROVISIONS. If any provision of these Bylaws or its application to any person or circumstance is held invalid or unenforceable by a court of competent jurisdiction, the remainder of these Bylaws, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby.

         The above Bylaws of this Corporation were adopted by the Board of Directors of this Corporation on April 24, 2002.

                                        /s/ Stephen C. Petrovich
                                        -----------------------------------
                                        Stephen C. Petrovich, Secretary

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